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                                  EXHIBIT 23.6



[August 18, 1997]



   The Robinson-Humphrey Company, Inc. ("R-H") hereby consents to the inclusion in the Joint Proxy Statement-Prospectus of ValuJet Inc. and Airways Corporations, filed as a part of this Registration Statement on Form S-4 of ValuJet Inc., of its opinion dated [July 9, 1997], and to the references made to R-H in the "Summary" and "The Merger --Opinions of Financial Advisors--Opinion of ValuJet's Financial Advisors" sections of such Joint Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          THE ROBINSON-HUMPHREY COMPANY, INC.



                                          By /s/ William T. Sherman
                                                 Senior Managing Director